     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1998



                                                      REGISTRATION NO. 333-52321


                                                                    333-52321-01


                                                                    333-52321-02


                                                                    333-52321-03


                                                                    333-52321-04


                                                                    333-52321-05


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

            AETNA INC.                        CONNECTICUT                         02-0488491
       AETNA SERVICES, INC.                   CONNECTICUT                         06-0843808
      AETNA CAPITAL TRUST I                     DELAWARE                      TO BE APPLIED FOR
      AETNA CAPITAL TRUST II                    DELAWARE                      TO BE APPLIED FOR
     AETNA CAPITAL TRUST III                    DELAWARE                      TO BE APPLIED FOR
      AETNA CAPITAL TRUST IV                    DELAWARE                      TO BE APPLIED FOR
   (EXACT NAME OF REGISTRANT AS       (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER
    SPECIFIED IN ITS CHARTER)      OF INCORPORATION OR ORGANIZATION)       IDENTIFICATION NUMBERS)

                             151 FARMINGTON AVENUE
                          HARTFORD, CONNECTICUT 06156
                                 (860) 273-0123
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                               LUCILLE NICKERSON
                     VICE PRESIDENT AND CORPORATE SECRETARY
                                   AETNA INC.
                             151 FARMINGTON AVENUE
                          HARTFORD, CONNECTICUT 06156
                                 (860) 273-0123
                    (NAME, ADDRESS, INCLUDING ZIP CODE, AND
          TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                WILLIAM J. CASAZZA                                  RICHARD J. SANDLER
     VICE PRESIDENT AND DEPUTY GENERAL COUNSEL                     DAVIS POLK & WARDWELL
                    AETNA INC.                                     450 LEXINGTON AVENUE
               151 FARMINGTON AVENUE                             NEW YORK, NEW YORK 10017
            HARTFORD, CONNECTICUT 06156                               (212) 450-4000
                  (860) 273-0123

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earliest effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of Prospectus to be used in connection with offerings of the following securities: (1) debt securities (both senior and subordinated) of Aetna Services, Inc. and guarantees by Aetna Inc. of such debt securities and (2) junior subordinated debt securities of Aetna Services, Inc., guarantees by Aetna Inc. of such junior subordinated debt securities, preferred securities of Aetna Capital Trust I, II, III and IV, severally, and guarantees by Aetna Inc. and Aetna Services, Inc. of such preferred securities. Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specifications of the securities offered thereby set forth in an accompanying Prospectus Supplement.

     The complete Prospectus for the offering of the securities described in
(1) follows immediately after this Explanatory Note, which is then immediately followed by the complete Prospectus for the offering of the securities described in (2) above.

                                  [AETNA LOGO]

                              AETNA SERVICES, INC.

                                DEBT SECURITIES
                        UNCONDITIONALLY GUARANTEED AS TO
                     PAYMENT OF PRINCIPAL, PREMIUM, IF ANY,
                                AND INTEREST BY

                                   AETNA INC.

     Aetna Services, Inc. (the "Company") may from time to time offer its debt securities (the "Debt Securities") which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities") in amounts, at prices and on terms to be determined at the time of offering. The Senior Debt Securities are unconditionally guaranteed (the "Senior Debt Guarantees") as to the payment of principal, premium, if any, and interest by Aetna Inc. ("Aetna") and the Subordinated Debt Securities are unconditionally guaranteed on a subordinated basis (the "Subordinated Debt Guarantees" and, together with the Senior Debt Guarantees, the "Debt Guarantees") as to the payment of principal, premium, if any, and interest by Aetna. The Company is a wholly-owned subsidiary of Aetna.

     The Debt Securities offered pursuant to this Prospectus may be issued in one or more series. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, four Delaware statutory business trusts (the "Trusts"), which are direct or indirect wholly owned subsidiaries of Aetna, may from time to time severally offer preferred securities guaranteed by Aetna and the Company to the extent set forth therein and the Company may offer from time to time, either directly or to a Trust, junior subordinated debt securities, guaranteed on a junior subordinated basis as to the payment of principal, premium, if any, and interest by Aetna. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,700,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company).

     Certain specific terms of the particular Debt Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, the specific title, aggregate principal amount, the denomination, whether such Debt Securities are secured or unsecured obligations, maturity, premium, if any, the interest rate (which may be fixed, floating or adjustable), the time and method of calculating payment of interest, if any, the place or places where principal of (and premium, if any) and interest, if any, on such Debt Securities will be payable, the currency in which the principal (and premium, if any) and interest, if any, on such Debt Securities will be payable, any terms of redemptions at the option of the Company or the holder, any sinking fund provisions, the initial public offering price and other special terms. If so specified in the applicable Prospectus Supplement, Debt Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

     Unless otherwise specified in a Prospectus Supplement, the Senior Debt Securities and the Senior Debt Guarantees, when issued, will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company and Aetna, respectively, and the Subordinated Debt Securities and the Subordinated Debt Guarantees, when issued, will be unsecured and will be subordinated in right of payment to all Senior Debt (as defined) of the Company and Senior Debt of Aetna, respectively.

     The Prospectus Supplement will contain information concerning certain U.S. federal income tax considerations relating to the Debt Securities offered, if applicable.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
         EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

     The Debt Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company or any dealers or underwriters are involved in the sale of the Debt Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts are set forth in or may be calculated from the Prospectus Supplement with respect to such Debt Securities.


                 THE DATE OF THIS PROSPECTUS IS JUNE 19, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, AETNA OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES OR AETNA AND ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Aetna is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by Aetna can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy and information statements and other information concerning Aetna may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company and Aetna have filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Debt Securities and Debt Guarantees offered hereby (the "Registration Statement"). This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and Aetna and the Debt Securities and Debt Guarantees offered hereby.

     No separate financial statements of the Company have been included or incorporated by reference herein because the Company and Aetna do not believe that such financial statements would be material to the holders of Debt Securities. However, summarized financial information for the Company (i) at and for the years ended December 31, 1997 and 1996 are included in Note 13 of Aetna's consolidated financial statements for the year ended December 31, 1997 incorporated by reference in Aetna's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference herein and (ii) at and for the three month periods ended March 31, 1998 and 1997 are included in Note 11 of Aetna's consolidated financial statements included in Aetna's Quarterly Report on Form 10-Q for the three month period ended March 31, 1998 incorporated by reference herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission (File No. 1-11913) by Aetna pursuant to the Exchange Act are incorporated by reference into this Prospectus:

          1. Aetna's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. Aetna's Quarterly Report on Form 10-Q for the three month period ended March 31, 1998.

          3. Aetna's Current Report on Form 8-K dated March 16, 1998.


          4. Aetna's Current Report on Form 8-K dated May 21, 1998.


     All documents filed by Aetna with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Debt Securities shall hereby be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company and Aetna will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford CT 06156, telephone (860) 273-3977.

                                 THE COMPANIES


     Aetna Inc., together with its subsidiaries, is a leading provider of health and retirement benefit plans and financial services, with three core businesses:
Aetna U.S. Healthcare, Aetna Retirement Services and Aetna International. Aetna provides 35 million people worldwide with quality products, services and information that help them manage their health and financial well-being.



     Aetna U.S. Healthcare Inc. ("Aetna U.S. Healthcare") is a leading health care benefits organization with nearly 14 million health members at March 31, 1998. Aetna U.S. Healthcare has an extensive network of health care providers and offers a broad spectrum of products, including a full range of health, prescription drug, dental and vision plans, as well as group insurance products such as life, disability and long-term care.



     Aetna Retirement Services provides retirement and investment products nationwide in the education, nonprofit, government, hospital and small business sectors. Aetna Retirement Services had approximately $45 billion of financial services assets under management at March 31, 1998, and Aetna's Aeltus Investment Management Inc. subsidiary ranked among the 100 largest U.S. investment management firms. In 1997 Aetna Retirement Services also expanded its financial planning capability by acquiring Financial Network Investment Corporation, one of the nation's leading financial planning companies.



     Aetna International offers life insurance, pension management, health products and a limited book of property-casualty coverage to 13 million customers in 14 countries at year-end 1997. Through strategic alliances, the company also provides group benefits and markets investment products in countries across the globe.


     Aetna also has a Large Case Pensions business that offers pension and annuity products primarily for defined benefit and defined contribution plans.

     Aetna Services, Inc. is a direct subsidiary of Aetna Inc., the ultimate parent of the Aetna companies, that primarily serves as a financing company, and as a holding company for the Aetna Retirement Services, Aetna International and Large Case Pensions businesses, as well a portion of Aetna's health operations.

                                USE OF PROCEEDS

     Except as may otherwise be set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be added to the Company's general funds and used for general corporate purposes, including the repayment of indebtedness.

          RATIOS OF EARNINGS TO FIXED CHARGES OF AETNA AND THE COMPANY

     The following table sets forth Aetna's and the Company's historical ratios of earnings to fixed charges for the periods indicated.

                                         THREE MONTHS
                                        ENDED MARCH 31,          YEARS ENDED DECEMBER 31,
                                        ---------------    ------------------------------------
                                             1998          1997    1996    1995    1994    1993
                                        ---------------    ----    ----    ----    ----    ----
Aetna(a)..............................       4.23          5.74    2.45    4.97    4.74    (b)
The Company...........................       3.77          5.78    2.44    (c)     (c)     (c)

---------------
(a) Aetna has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of the Company.

(b) Aetna reported a pretax loss from continuing operations in 1993 which was inadequate to cover fixed charges by $1.0 billion.

(c) In connection with the acquisition of U.S. Healthcare, Inc. (now named Aetna U.S. Healthcare Inc. ("Aetna U.S. Healthcare")) in July 1996, the Company became a wholly-owned subsidiary of Aetna. Accordingly, the Company's ratio of earnings to fixed charges for 1995, 1994 and 1993 are the same as Aetna's.

     For purposes of computing the ratios of earnings to fixed charges, "earnings" represent consolidated earnings from continuing operations before income taxes, cumulative effect adjustments and extraordinary items plus fixed charges and minority interests. "Fixed charges" consist of interest (and the portion of rental expense deemed representative of the interest factor). The Company's former property-casualty operations (sold to The Travelers Insurance Group Inc. on April 2, 1996) and certain other operations are reflected as discontinued operations in its consolidated financial statements for 1996 and prior years.

               DESCRIPTION OF DEBT SECURITIES AND DEBT GUARANTEES

     The following description sets forth certain general terms and provisions of the Debt Securities and Debt Guarantees to which any Prospectus Supplement may relate. The particular terms of the Debt Securities and Debt Guarantees offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Debt Securities and Debt Guarantees so offered will be described in the Prospectus Supplement relating to such Debt Securities and Debt Guarantees.

     The Senior Debt Securities and the Senior Debt Guarantees are to be issued under an Indenture dated as of July 1, 1996 (the "Senior Indenture"), between the Company, Aetna and State Street Bank and Trust Company of Connecticut, National Association, as trustee. The Subordinated Debt Securities and the Subordinated Debt Guarantees are to be issued under a separate Indenture dated as of July 1, 1996 (the "Subordinated Indenture"), also between the Company, Aetna and State Street Bank and Trust Company of Connecticut, National Association, as trustee. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures." Copies of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the Registration Statement. State Street Bank and Trust Company of Connecticut, National Association is hereinafter referred to as the "Trustee." The following summaries of certain provisions of the Senior Debt Securities, the Subordinated Debt Securities, the Senior Debt Guarantees, the Subordinated Debt Guarantees and the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures applicable to a particular series of Debt Securities and the related Debt Guarantees, including the definitions therein of certain terms. Wherever particular Sections, Articles or defined terms of the Indentures are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference. Article and Section references used herein are references to the applicable Indenture. Capitalized terms not otherwise defined herein shall have the meaning given in the Indentures.

GENERAL

     The Indentures do not limit the aggregate principal amount of Debt Securities which may be issued thereunder and each Indenture provides that Debt Securities may be issued thereunder from time to time in one or more series. Unless otherwise specified in the Prospectus Supplement, the Senior Debt Securities and the Senior Debt Guarantees when issued will be unsecured and unsubordinated obligations of the Company and Aetna, respectively, and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company and Aetna, respectively. The Subordinated Debt Securities and the Subordinated Debt Guarantees when issued will be unsecured and subordinated in right of payment to the prior payment in full of all Senior Debt (as defined) of the Company and Aetna, respectively, as described under "Subordination of Subordinated Debt Securities and Subordinated Debt Guarantees" and in the Prospectus Supplement applicable to an offering of Subordinated Debt Securities and the Subordinated Debt Guarantees.

     Reference is made to the Prospectus Supplement relating to the particular Debt Securities offered thereby (the "Offered Debt Securities") which shall set forth whether the Offered Debt Securities shall be Senior Debt Securities, guaranteed on a senior basis by Aetna pursuant to the Senior Debt Guarantees, or Subordinated Debt Securities, guaranteed on a subordinated basis by Aetna pursuant to the Subordinated Debt Guarantees, and shall further set forth the following terms of the Offered Debt Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the Person to whom any interest on the Offered Debt Securities will be payable, if other than the Person in whose name such Offered Debt Securities are registered on any Regular Record Date; (4) the date or dates on which the principal of the Offered Debt Securities will be payable; (5) the rate or rates per annum (which may be fixed, floating or adjustable) at which the Offered Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which such interest will accrue and the dates on which such interest, if any, will be payable, the right, if any, of the Company to defer or extend an interest payment date and the duration of such deferral or extension and the Regular Record Dates for such interest payment dates; (6) whether the Offered Debt Securities will be secured; (7) the place or places where principal of (and premium, if any) and interest, if any, on Offered Debt Securities will be payable; (8) if applicable, the price at which, the periods within which and the terms and conditions upon which the Offered Debt Securities may be redeemed at the option of the Company pursuant to a sinking fund or otherwise; (9) if applicable, any obligation of the Company to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed or purchased, in whole or in part; (10) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (11) the currency or currencies, including composite currencies or currency units, in which payment of the principal of (or premium, if any) or interest, if any, on any of the Offered Debt Securities will be payable if other than the currency of the United States of America; (12) if the amount of payments of principal of (or premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to one or more indices, the manner in which such amounts will be determined; (13) if the principal of (or premium if any) or interest, if any, on any of the Offered Debt Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies, including composite currencies, or currency units other than that or those in which the Debt Securities are stated to be payable, the currency, currencies, including composite currencies, or currency units in which payment of the principal of (or premium if any) or interest, if any, on Debt Securities of such series as to which such election is made will be payable, and the periods within which and the terms and conditions upon which such election is to be made; (14) the portion of the principal amount of the Offered Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (15) whether all or any part of the Offered Debt Securities will be issued in the form of a Global Security or Securities and, if so, the depositary for, and other terms relating to, such Global Security or Securities; (16) any event or events of default applicable with respect to the Offered Debt Securities in addition to those provided in the Indentures; (17) any other covenant or warranty included for the benefit of the Offered Debt Securities in addition to (and not inconsistent with) those included in the Indentures for the benefit of Debt Securities in lieu of any covenant or warranty included in the Indentures for the benefit of the Debt Securities of all series, or any provision that any covenant or warranty included in the Indentures for the benefit of Debt Securities of all series shall not be for the benefit of the Offered Debt Securities, or any combination of such covenants, warranties or provisions; (18) the guarantee of Aetna of the Debt Securities if other than as described herein;
(19) any restriction or condition on the transferability of the Offered Debt Securities; (20) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Offered Debt Securities; and (21) any other terms of the Offered Debt Securities. (Section 301)

     Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities are to be issued as registered securities without coupons in denominations of $1,000 or any integral multiple of $1,000. (Section
302) No service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

     Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating hereto.

     If any index is used to determine the amount of payment of principal of, premium, if any, or interest on any series of Debt Securities, special Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     Since each of Aetna and the Company is a holding company, the rights of Aetna and the Company, respectively, and hence the right of creditors of Aetna and the Company (including the Holders of Debt Securities), to participate in any distribution of the assets of their respective subsidiaries (including in the case of Aetna, the Company and Aetna U.S. Healthcare), upon any such Subsidiary's liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Aetna or the Company, as a creditor of the subsidiary, may be recognized.

     The Indentures do not contain any provisions that limit the ability of the Company or Aetna to incur indebtedness or that afford Holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or Aetna.

EVENTS OF DEFAULT AND NOTICE THEREOF

     Unless otherwise specified in the Prospectus Supplement, the following events are defined in the Indentures as "Events of Default" with respect to Debt Securities of any series: (a) failure to pay principal (including any sinking fund payment) of, or premium (if any) on, any Debt Security of that series when due (in the case of the Subordinated Indenture, whether or not payment is prohibited by the subordination provisions); (b) failure to pay interest, if any, on any Debt Security of that series when due and such failure continues for a period of 30 days; (c) failure by the Company or Aetna to perform in any material respect any other covenant in the Indentures (other than a covenant included in the Indentures solely for the benefit of a series of Debt Securities other than that series) continued for a period of 90 days after written notice to the Company and Aetna; (d) due acceleration (which acceleration shall not have been rescinded within 30 days after written notice to the Company and Aetna) of any indebtedness for borrowed money in a principal amount in excess of $50,000,000 for which the Company, Aetna or a Principal Subsidiary (as defined) is liable, including Debt Securities for another series (other than acceleration of Non-Recourse Debt for borrowed money which does not exceed in the aggregate 4% of Aetna's total shareholders' equity, as set forth in the most recently published audited consolidated balance sheet of Aetna), or a default by the Company, Aetna or any Principal Subsidiary in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $50,000,000 (other than default in payment at final maturity of Non-Recourse Debt which does not exceed in the aggregate of 4% of Aetna's total shareholders' equity, as set forth in the most recently published audited consolidated balance sheet of Aetna) unless such acceleration or default at maturity shall be remedied or cured by the Company, Aetna or such Principal Subsidiary or rescinded, annulled or waived by the holders of such indebtedness, in which case such acceleration or default at maturity shall not constitute an Event of Default under this provision and any acceleration relating thereto shall be rescinded; and (e) certain events of insolvency, reorganization, receivership or liquidation of the Company or Aetna. (Section 501)

     No Event of Default with respect to Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Debt Securities of any other series. If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series to be due and payable immediately; provided, however, that under certain circumstances the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of that series may rescind or annul such acceleration and its consequences. (Section 502)

     Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

     The Indentures provide that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal (or premium, if any) or interest, if any) if it considers it in the interest of the holders of the Debt Securities to do so. (Section 602)

     The Company and Aetna will be required to furnish to the Trustee annually a statement by certain officers of the Company and Aetna as to the compliance with all conditions and covenants of the Indentures. (Section 1004)

     The Holders of a majority in principal amount of the Outstanding Debt Securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series, and to waive certain defaults. (Sections 512 and 513)

     The Indentures provide that, in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indentures, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. (Section 601) Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any of the Holders of Debt Securities unless they shall have offered to the Trustee security or indemnity in form and substance reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request. (Section 603)

     No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of the same series shall have made written request, and offered indemnity to the Trustee in form and substance reasonably satisfactory to the Trustee, to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such Debt Security on or after the respective due dates expressed in such Debt Security. (Section 508)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indentures may be made by the Company, Aetna and the Trustee, with the consent of the Holders of not less than a majority of aggregate principal amount of each series of the Outstanding Debt Securities issued under the Indentures which is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of each Holder of such Debt Security affected thereby: (1) change the Stated Maturity of the principal of (or premium if any) or any installment of principal or interest, if any, on any such Debt Security; (2) reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such Debt Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Debt Security; (5) reduce the percentage of Holders of Debt Securities necessary to modify or amend the Indentures; (6) modify or affect in any manner adverse to the interest of Holders of Debt Securities the obligation of Aetna under the Debt Guarantees in respect of the due and punctual payment of the principal of (and premium, if any) or interest on the Debt Securities; (7) in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Debt Securities; or (8) modify the foregoing requirements or reduce the percentage of Outstanding Debt Securities necessary to waive compliance with certain provisions of the Indentures or for waiver of certain defaults. (Section
902)

     The holders of at least a majority of the aggregate principal amount of the Outstanding Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company and Aetna with certain restrictive provisions of the Indentures and waive any past default under the Indentures, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Sections 907 and 513)

DEFEASANCE AND COVENANT DEFEASANCE

     The Indentures provide that the Company and Aetna, at the Company's option,
(A) will be defeased and discharged from any and all of their respective obligations with respect to such Debt Securities and the Debt Guarantees (including, in the case of Subordinated Debt Securities and Subordinated Debt Guarantees, the provisions described under "Subordination of Subordinated Debt Securities and Subordinated Debt Guarantees" herein and except for the obligations to exchange or register the transfer of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, and to hold monies for payments in trust) ("defeasance"), or (B) will be released from their respective obligations under the Indentures concerning the restrictions described under "Limitations on Liens on Common Stock of Principal Subsidiaries" and "Consolidation, Merger and Sale of Assets" and any other covenants applicable to such Debt Securities and the Debt Guarantees (including, in the case of the Subordinated Debt Securities and the Subordinated Debt Guarantees, the provisions described under "Subordination of Subordinated Debt Securities and Subordinated Debt Guarantees" herein) which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clauses (c) and (d) under "Events of Default and Notice Thereof" (with respect to covenants subject to covenant defeasance) shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations (as defined) (or Foreign Government Obligations (as defined) in the case of Debt Securities denominated in foreign currencies) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (i) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indentures) to the effect that the Holders of such Debt Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (ii) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit (or, with respect to any event specified in clause (e) under "Events of Default and Notice Thereof", at any time on or prior to the 90th day after the date of such deposit) and (iii) in the case of Subordinated Debt Securities, (x) no default in the payment of principal of (or premium, if any) or interest, if any, on any Senior Debt of the Company or Aetna beyond any applicable grace period shall have occurred and be continuing, or (y) no other default with respect to any Senior Debt of the Company or Aetna shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Debt. (Article Twelve)

     The Company may exercise its defeasance option with respect to such Debt Securities and Debt Guarantees notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. In the event the Company and Aetna omit to comply with their remaining obligations with respect to such Debt Securities and Debt Guarantees under the Indentures after the exercise by the Company of its covenant defeasance option and such Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations (or Foreign Government Obligations in the case of Debt Securities denominated in foreign currencies) on deposit with the Trustee may be insufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company and Aetna will remain liable in respect of such payments. (Article Twelve)

LIMITATIONS ON LIENS ON COMMON STOCK OF PRINCIPAL SUBSIDIARIES

     As long as any of the Debt Securities remains outstanding, Aetna will not, and will not permit any Principal Subsidiary to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Subsidiary, which Common Stock is owned by Aetna, by the Company or by any Principal Subsidiary, unless the obligations of the Company under the Debt Securities and, if the Company or Aetna so elects, any other indebtedness of the Company or Aetna ranking on a parity with, or prior to, the Debt Securities or Aetna's obligations under the Debt Guarantees, as the case may be, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

     "Principal Subsidiary" means only Aetna Life Insurance Company, Aetna Life Insurance and Annuity Company and Aetna U.S. Healthcare and any other Subsidiary of Aetna which shall hereafter succeed by merger or otherwise to a major part of the business of one or more of the Principal Subsidiaries. The decision as to whether a Subsidiary shall have succeeded to a major part of the business of one or more of the Principal Subsidiaries shall be made in good faith by the Board of Directors of Aetna or a committee thereof by the adoption of a resolution so stating, and Aetna shall within 30 days of the date of the adoption of such resolution deliver to the Trustee a copy thereof, certified by the Corporate Secretary or an Assistant Corporate Secretary of Aetna. (Section 101)

     "Common Stock" means, with respect to any Principal Subsidiary, stock of any class, however designated, except stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Subsidiary, and shall include securities of any class, however designated, which are convertible into such Common Stock. (Section 101)

CONSOLIDATION, MERGER AND SALE OF ASSETS; ASSUMPTION BY AETNA OR SUBSIDIARY OF COMPANY OBLIGATIONS

     Neither the Company nor Aetna may consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and neither the Company nor Aetna may permit any Person to merge into or consolidate with the Company or Aetna, as the case may be, unless (i) either the

Company or Aetna, as the case may be, will be the resulting or surviving entity or any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's or Aetna's obligations on the Debt Securities or the Debt Guarantees, as applicable, under a supplemental Indenture, (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing, and (iii) certain other conditions are met. (Section 801)

     Aetna or any Subsidiary of Aetna may, where permitted by law, assume the obligations of the Company for the due and punctual payment of the principal of (premium, if any) and interest on and any other payments with respect to the Debt Securities of any series and the performance of every covenant of the Indenture and the Debt Securities on the part of Company to be performed or observed if (i) Aetna or such Subsidiary, as the case may be, shall expressly assume such obligations by a supplemental indenture, in form reasonably satisfactory to the Trustee, and, if such Subsidiary assumed such obligations, Aetna shall, by such supplemental indenture, confirm that its Debt Guarantees with respect to the Debt Securities of such series shall apply to such Subsidiary's obligations under the Debt Securities of such series and the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and (iii) certain other conditions are met. (Section 803)

SUBORDINATION OF SUBORDINATED DEBT SECURITIES AND SUBORDINATED DEBT GUARANTEES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Subordinated Debt Securities and Subordinated Debt Guarantees.

     The Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt of the Company, including the Senior Debt Securities, and the Subordinated Debt Guarantees will, to the extent set forth in the Subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt of Aetna, including the Senior Debt Guarantees. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company or Aetna, as the case may be, the holders of Senior Debt of the Company or Aetna, as the case may be, will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of the Company or Aetna, as the case may be, before the holders of the Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture Sections 1402 and 1602)

     By reason of such subordination, in the event of liquidation or insolvency,
(i) creditors of the Company who are not holders of Senior Debt of the Company or Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt of the Company and may recover more, ratably, than the holders of the Subordinated Debt Securities and (ii) creditors of Aetna who are not holders of Senior Debt of Aetna or Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt of Aetna and may recover more, ratably, than holders of Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Subordinated Debt Securities, the holders of all Senior Debt of the Company and Aetna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities. (Subordinated Indenture Sections 1403 and 1603)

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Debt of the Company or Aetna, or an event of default with respect to any Senior Debt of the Company or Aetna resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture Sections 1404 and 1604)

     "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise. (Subordinated Indenture Section 101)

     "Senior Debt" means with respect to any Person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such Person, whether incurred on or prior to the date of the Subordinated Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Subordinated Debt Securities, in the case of the Company, or the Subordinated Debt Guarantees, in the case of Aetna, or to other Debt of such Person which is pari passu with, or subordinated to the Subordinated Debt Securities, in the case of the Company, or the Subordinated Debt Guarantees, in the case of Aetna; provided, however, that Senior Debt shall be deemed not to include (i) in the case of the Company, the Subordinated Debt Securities, (ii) in the case of Aetna, the Subordinated Debt Guarantees or (iii) any other debt securities or guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company or Aetna which is a financing vehicle of the Company or Aetna ("Financing Entity") in connection with the issuance of preferred securities of such Financing Entity, including, without limitation indebtedness of the Company and Aetna's guarantee in respect thereof issued to Aetna Capital L.L.C. pursuant to that certain Indenture dated as of November 1, 1994 between the Company and The First National Bank of Chicago, as trustee, as amended by the First Indenture Supplement dated August 1, 1996 among the Company, Aetna and The First National Bank of Chicago, as trustee. (Subordinated Indenture Section 101)

     The Subordinated Indenture does not limit or prohibit the incurrence of additional Senior Debt of the Company or Aetna, which may include indebtedness that is senior to the Subordinated Debt Securities and the Subordinated Debt Guarantees, but subordinate to other obligations of the Company or Aetna, respectively. The Senior Debt Securities and the Senior Debt Guarantees, when issued, will constitute Senior Debt of the Company and Aetna, respectively.

     At March 31, 1998, each of the Company and Aetna had $2.2 billion of Senior Debt outstanding, no Subordinated Debt Securities or Subordinated Debt Guarantees outstanding, and $348 million of indebtedness which would rank junior in right of payment to the Subordinated Debt Securities and the Subordinated Debt Guarantees. All such Debt of Aetna consists of guarantees of Debt of the Company.

     The Prospectus Supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Debt Securities of a particular series or the Subordinated Debt Guarantees with respect thereto.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee for such Depositary and except in the circumstances described in the applicable Prospectus Supplement. (Sections 204 and 305)

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security and a description of the Depositary will be contained in the applicable Prospectus Supplement.

THE TRUSTEE

     The Indentures contain limitations on the right of the Trustee, as a creditor of the Company and Aetna, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indentures it is a creditor of the Company or Aetna.

     The Trustee or its affiliates act as depositary for funds of, makes loans to and performs other services for, or may be a customer of, the Company and Aetna in the ordinary course of business.

GOVERNING LAW

     The Indentures are governed by and shall be construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to one or more underwriters for public offering and sale by them or may sell Debt Securities to investors or other persons directly or through agents. The Company may sell Debt Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter or agent involved in the offer and sale of the Debt Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. The Company also may, from time to time, authorize firms acting as the Company's agents to offer and sell the Debt Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Debt Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Debt Securities for whom they may act as agent. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Debt Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company and Aetna, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Company for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company and Aetna in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount specified in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Debt Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and
(ii) if the Debt Securities are being sold to underwriters, the Company shall have sold to such underwriters such amount specified in the applicable Prospectus Supplement. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     The Debt Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Debt Securities.

                           VALIDITY OF THE SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Debt Securities and the Debt Guarantees offered hereby will be passed upon for the Company and Aetna by Thomas J. Calvocoressi, General Counsel to the Company and Aetna, and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and for any agents or underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Davis Polk & Wardwell and Sullivan & Cromwell will rely upon the opinion of Thomas J. Calvocoressi as to certain matters governed by Connecticut law. As of March 31, 1998, Thomas J. Calvocoressi beneficially owned 2,701 shares, and had options to purchase 46,704 shares, of Aetna's Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of Aetna and its subsidiaries (including the Company) as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which are incorporated by reference in Aetna's Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference in this Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Aetna incorporated by reference in this Prospectus and of Aetna to be incorporated by reference in this Prospectus, the independent certified public accountants have reported and may report that they applied limited procedures in accordance with professional standards for a review of such information. However, any separate report included in Aetna's Quarterly Reports on Form 10-Q and incorporated by reference herein states and will state that they did not audit and they did not express an opinion on that interim financial information. Accordingly, the degree of reliance on any report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for any report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 ERISA MATTERS

     Aetna and the Company and certain of their affiliates, including Aetna Life Insurance Company, Aetna Life Insurance and Annuity Company and Aetna U.S. Healthcare, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if Debt Securities are acquired by a pension or other employee benefit plan with respect to which Aetna, the Company or any of their affiliates is a service provider, unless such Debt Securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the Debt Securities should consult with its legal counsel.

                                  [AETNA LOGO]

                              AETNA SERVICES, INC.
                      JUNIOR SUBORDINATED DEBT SECURITIES
                  UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
                  PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY

                                   AETNA INC.

                             AETNA CAPITAL TRUST I
                             AETNA CAPITAL TRUST II
                            AETNA CAPITAL TRUST III
                             AETNA CAPITAL TRUST IV
            PREFERRED SECURITIES GUARANTEED TO THE EXTENT SET FORTH
                 HEREIN BY AETNA INC. AND AETNA SERVICES, INC.

    Aetna Services, Inc. (the "Company"), may from time to time offer its unsecured junior subordinated debt securities (the "Junior Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of offering. The Junior Subordinated Debt Securities are unconditionally guaranteed on a junior subordinated basis (the "Junior Subordinated Debt Guarantees") as to the payment of principal, premium, if any, and interest by Aetna Inc. ("Aetna"). Unless otherwise specified in the accompanying Prospectus Supplement (the "Prospectus Supplement"), the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees, when issued, will be unsecured and will be subordinated in right of payment to all Senior Debt (as defined herein) of the Company and Senior Debt of Aetna, respectively. The Company is a wholly-owned subsidiary of Aetna.


    Aetna Capital Trust I, Aetna Capital Trust II, Aetna Capital Trust III and Aetna Capital Trust IV (collectively, the "Aetna Trusts"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities representing undivided beneficial interests in the assets of the respective Aetna Trust (the "Preferred Securities") in amounts, at prices and on terms to be determined at the time of offering. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Aetna Trusts out of moneys held by the Property Trustee (as defined herein) of each of the Aetna Trusts, and payments on liquidation of each Aetna Trust and on redemption of Preferred Securities of such Aetna Trust, will be guaranteed by Aetna and the Company as and to the extent described herein (each such guarantee a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." Aetna's and the Company's obligations under each Preferred Securities Guarantee are unsecured obligations of Aetna and the Company and will rank (i) pari passu in right of payment with Aetna's and the Company's obligations under the other Preferred Securities Guarantees and other guarantees of preferred securities of any Financing Entity (as defined), (ii) subordinate and junior in right of payment to all other liabilities of Aetna or the Company except those made pari passu or subordinate by their terms and (iii) senior to all capital stock now or hereafter issued by Aetna or the Company and to any guarantee now or hereafter issued by Aetna or the Company in respect of any of its or their capital stock. Junior Subordinated Debt Securities may be issued and sold from time to time in one or more series by the Company to an Aetna Trust, or a trustee of such trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Aetna Trust. The Junior Subordinated Debt Securities purchased by an Aetna Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Aetna Trust, upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.


    Specific terms of the particular series of Junior Subordinated Debt Securities or any Preferred Securities of an Aetna Trust in respect of which this Prospectus is being delivered (the "Offered Securities") are set forth in the accompanying Prospectus Supplement which will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, denominations, maturity, premium, if any, interest rate (which may be fixed or variable) or method of calculating interest, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, the right of the Company, if any, to defer payment of interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, and any listing on a securities exchange, methods of distribution and other specific terms of the offering; and (ii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, initial public offering or purchase price, and any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, voting rights (if any), any redemption or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Debt Securities of the Company. If so specified in the applicable Prospectus Supplement, Offered Securities of a series may be issued in whole or in part in the form of one or more temporary or permanent global securities.

    By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, the Company may from time to time offer its Senior Debt Securities or Subordinated Debt Securities which debt securities will be guaranteed as to the payment of principal, premium, if any, and interest by Aetna. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,700,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company).

    The Prospectus Supplement will contain information concerning certain U.S. federal income tax considerations relating to the Offered Securities, if applicable.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

    The Offered Securities will be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If agents of the Company and/or any Aetna Trust or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable commissions or discounts are set forth in or may be calculated from the Prospectus Supplement with respect to such Offered Securities.

                 THE DATE OF THIS PROSPECTUS IS JUNE 19, 1998.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, AETNA OR THE AETNA TRUSTS, OR ANY UNDERWRITERS, AGENTS OR DEALERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES OR AETNA AND ITS SUBSIDIARIES OR ANY OF THE AETNA TRUSTS SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     Aetna is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by Aetna can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy and information statements and other information concerning Aetna may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company, Aetna and the Aetna Trusts have filed with the Commission a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Junior Subordinated Debt Securities, the Junior Subordinated Debt Guarantees, the Preferred Securities and the Preferred Securities Guarantees offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, Aetna and the Aetna Trusts and the Junior Subordinated Debt Securities, the Junior Subordinated Debt Guarantees, the Preferred Securities and the Preferred Securities Guarantees offered hereby.

     No separate financial statements of the Company have been included or incorporated by reference herein because the Company and Aetna do not believe that such financial statements would be material to the holders of Junior Subordinated Debt Securities or Preferred Securities of an Aetna Trust. However, summarized financial information for the Company (i) at and for the years ended December 31, 1997 and 1996 are included in Note 13 of Aetna's consolidated financial statements for the year ended December 31, 1997 incorporated by reference in Aetna's Annual Report on Form 10-K for the year ended December 31, 1997 incorporated by reference herein and (ii) at and for the three month periods ended March 31, 1998 and 1997 are included in Note 11 of Aetna's consolidated financial statements included in Aetna's Quarterly Report on Form 10-Q for the three month period ended March 31, 1998 incorporated by reference herein.

     No separate financial statements of any of the Aetna Trusts have been included or incorporated by reference herein. The Company, Aetna and the Aetna Trusts do not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each Aetna Trust will be owned, directly or indirectly, by Aetna, a reporting company under the Exchange Act, (ii) each of the Aetna Trusts is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than issuing its Trust Securities (as defined herein) representing undivided beneficial interests in the assets of such Aetna Trust and investing the proceeds thereof in Junior Subordinated Debt Securities issued by the Company and guaranteed on a junior subordinated basis as to the payment of principal, premium, if any, and interest by Aetna and (iii) the Company's and Aetna's obligations described herein and in any accompanying Prospectus Supplement under the Declaration (as defined herein) of an Aetna Trust, the Preferred Securities Guarantees with respect to the Preferred Securities issued by such Aetna Trust, the Junior Subordinated Debt Securities purchased by such Aetna Trust, the Junior Subordinated Debt Guarantees and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities of such Aetna Trust. See "The Aetna Trusts," "Description of the Preferred Securities," "Description of the Preferred Securities Guarantees" and "Description of the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees". The Aetna Trusts are statutory business trusts formed under the laws of the State of Delaware. Aetna, as of the date of this Prospectus, directly or indirectly beneficially owns all of the beneficial interests in each Aetna Trust.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission (File No. 1-11913) by Aetna pursuant to the Exchange Act are incorporated by reference into this Prospectus:

          1. Aetna's Annual Report on Form 10-K for the year ended December 31, 1997.

          2. Aetna's Quarterly Report on Form 10-Q for the three month period ended March 31, 1998.

          3. Aetna's Current Report on Form 8-K dated March 16, 1998.


          4. Aetna's Current Report on Form 8-K dated May 21, 1998.


     All documents filed by Aetna with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities shall hereby be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company and Aetna will provide without charge to each person to whom this Prospectus is delivered, on written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the office of the Corporate Secretary, Aetna Inc., 151 Farmington Avenue, Hartford CT 06156, telephone (860) 273-3977.

                                 THE COMPANIES


     Aetna Inc., together with its subsidiaries, is a leading provider of health and retirement benefit plans and financial services, with three core businesses:
Aetna U.S. Healthcare, Aetna Retirement Services and Aetna International. Aetna provides 35 million people worldwide with quality products, services and information that help them manage their health and financial well-being.



     Aetna U.S. Healthcare Inc. ("Aetna U.S. Healthcare") is a leading health care benefits organization with nearly 14 million health members at March 31, 1998. Aetna U.S. Healthcare has an extensive network of health care providers and offers a broad spectrum of products, including a full range of health, prescription drug, dental and vision plans, as well as group insurance products such as life, disability and long-term care.



     Aetna Retirement Services provides retirement and investment products nationwide in the education, nonprofit, government, hospital and small business sectors. Aetna Retirement Services had approximately $45 billion of financial services assets under management at March 31, 1998, and Aetna's Aeltus Investment Management Inc. subsidiary ranked among the 100 largest U.S. investment management firms. In 1997 Aetna Retirement Services also expanded its financial planning capability by acquiring Financial Network Investment Corporation, one of the nation's leading financial planning companies.



     Aetna International offers life insurance, pension management, health products and a limited book of property-casualty coverage to 13 million customers in 14 countries at year-end 1997. Through strategic alliances, the company also provides group benefits and markets investment products in countries across the globe.


     Aetna also has a Large Case Pensions business that offers pension and annuity products primarily for defined benefit and defined contribution plans.

     Aetna Services, Inc. is a direct subsidiary of Aetna Inc., the ultimate parent of the Aetna companies, that primarily serves as a financing company, and as a holding company for the Aetna Retirement Services, Aetna International and Large Case Pensions businesses, as well a portion of Aetna's health operations.

                                USE OF PROCEEDS

     Each Aetna Trust will use all of the proceeds received from the sale of its Trust Securities to purchase Junior Subordinated Debt Securities of the Company.

     Except as may otherwise be set forth in the applicable Prospectus Supplement, the proceeds from the sale of the Junior Subordinated Debt Securities will be added to the Company's general funds and used for general corporate purposes, including the repayment of indebtedness.

          RATIO OF EARNINGS TO FIXED CHARGES OF AETNA AND THE COMPANY

     The following table sets forth Aetna's and the Company's historical ratio of earnings to fixed charges for the periods indicated.

                                            THREE MONTHS
                                           ENDED MARCH 31,          YEARS ENDED DECEMBER 31,
                                           ---------------    ------------------------------------
                                                1998          1997    1996    1995    1994    1993
                                           ---------------    ----    ----    ----    ----    ----
Aetna (a)................................       4.23          5.74    2.45    4.97    4.74    (b)
The Company..............................       3.77          5.78    2.44    (c)     (c)     (c)

---------------
(a) Aetna has fully and unconditionally guaranteed the payment of all principal, premium, if any, and interest on all outstanding debt securities of the Company.

(b) Aetna reported a pretax loss from continuing operations in 1993 which was inadequate to cover fixed charges by $1.0 billion.

(c) In connection with the acquisition of U.S. Healthcare, Inc. (now named Aetna U.S. Healthcare Inc. ("Aetna U.S. Healthcare")) in July 1996, the Company became a wholly-owned subsidiary of Aetna. Accordingly, the Company's ratio of earnings to fixed charges for 1995, 1994 and 1993 are the same as Aetna's.

     For purposes of computing the ratios of earnings to fixed charges, "earnings" represent consolidated earnings from continuing operations before income taxes, cumulative effect adjustments and extraordinary items plus fixed charges and minority interests. "Fixed charges" consist of interest (and the portion of rental expense deemed representative of the interest factor). The Company's former property-casualty operations (sold to The Travelers Insurance Group Inc. on April 2, 1996) and certain other operations are reflected as discontinued operations in its consolidated financial statements for 1996 and prior years.

                                THE AETNA TRUSTS

     Each of Aetna Capital Trust I, II, III and IV is a statutory business trust formed on May 7, 1998 under the Delaware Business Trust Act (the "Business Trust Act") pursuant to a separate declaration of trust among the Trustees (as defined herein) of such Aetna Trust and the Company and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part, as of the date the Preferred Securities of such Aetna Trust are initially issued. Each Declaration will be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

TRUST SECURITIES

     Upon issuance of any Preferred Securities by an Aetna Trust, the holders thereof will own all of the issued and outstanding Preferred Securities of such Aetna Trust. Aetna will acquire directly or indirectly securities representing common undivided beneficial interests in the assets of each Aetna Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") in an amount equal to at least 3% of the total capital of such Aetna Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities of each Aetna Trust. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if a Declaration Event of Default (as defined herein) under the Declaration of an Aetna Trust occurs and is continuing, the holders of Preferred Securities of such Aetna Trust will have a priority over holders of the Common Securities of such Aetna Trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities of such Aetna Trust have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace the Trustees and to increase or decrease the number of Trustees. Each Aetna Trust exists for the purpose of (a) issuing its Preferred Securities, (b) issuing its Common Securities, directly or indirectly, to Aetna, (c) investing the gross proceeds from the sale of the Trust Securities in Junior Subordinated Debt Securities of the Company and (d) engaging in only such other activities as are necessary, convenient or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the applicable Declaration, the Business Trust Act and the Trust Indenture Act.

POWERS AND DUTIES OF TRUSTEES

     The number of trustees (the "Trustees") of each Aetna Trust shall initially be five. Three of such Trustees (the "Regular Trustees") are individuals who are employees or officers of Aetna or its subsidiaries. The fourth such trustee will be The First National Bank of Chicago, which is unaffiliated with the Company and Aetna and which will serve as the property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth such trustee is an affiliate of The First National Bank of Chicago that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to each Declaration, legal title to the Junior Subordinated Debt Securities purchased by an Aetna Trust and the related Junior Subordinated Debt Guarantees will be held by the Property Trustee for the benefit of the holders of the Trust Securities of such Aetna Trust, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as defined under "Description of the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees") with respect to the Junior Subordinated Debt Securities and the related Junior Subordinated Debt Guarantees. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debt Securities purchased by an Aetna Trust and the related Junior Subordinated Debt Guarantees for the benefit of the holders of Trust Securities of such Aetna Trust. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Preferred Securities Guarantees are separately qualified under the Trust Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of the holders of the applicable Preferred Securities. As used in this Prospectus and any accompanying Prospectus Supplement, the term "Property Trustee" with respect to an Aetna Trust refers to The First National Bank of Chicago acting either in its capacity as a Trustee under the relevant Declaration and the holder of legal title to the Junior Subordinated Debt Securities purchased by that Aetna Trust and the related Junior Subordinated Debt Guarantees or in its capacity as indenture trustee under, and the holder of, the applicable Preferred Securities Guarantee, as the context may require. The owner of all of the Common Securities of each Aetna Trust will have the exclusive right (subject to the terms of the related Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least five and the majority of Trustees shall be Regular Trustees. The term of an Aetna Trust will be set forth in the Prospectus Supplement, but may terminate earlier as provided in such Declaration.

     The duties and obligations of the Trustees of an Aetna Trust shall be governed by the Declaration of such Aetna Trust. Under its Declaration, each Aetna Trust shall not, and the Trustees shall cause such Aetna Trust not to, engage in any activity other than in connection with the purposes of such Aetna Trust or other than as required or authorized by the related Declaration. In particular, each Aetna Trust shall not and the Trustees shall not (a) invest any proceeds received by such Aetna Trust from holding the Junior Subordinated Debt

Securities purchased by such Aetna Trust and the related Junior Subordinated Debt Guarantees but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the related Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the related Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debt Securities; (e) possess any power or otherwise act in such a way as to vary the assets of such Aetna Trust or the terms of its Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, such Aetna Trust other than its Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of exercising any trust or power conferred upon the Indenture Trustee (as defined under "Description of the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees") with respect to the Junior Subordinated Debt Securities or the related Junior Subordinated Debt Guarantees deposited in that Aetna Trust as trust assets or upon the Property Trustee of that Aetna Trust with respect to its Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debt Securities deposited in that Aetna Trust as trust assets shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debt Securities, the related Junior Subordinated Debt Guarantees or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause such Aetna Trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that such Aetna Trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

     The books and records of each Aetna Trust will be maintained at the principal office of such Aetna Trust and will be open for inspection by a holder of Preferred Securities of such Aetna Trust or his representative for any purpose reasonably related to his interest in such Aetna Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the applicable Aetna Trust as soon as available after the end of such Aetna Trust's fiscal year.

VOTING

     Except as provided under the Business Trust Act, the Declaration and the Trust Indenture Act, holders of Preferred Securities will have no voting rights.

THE PROPERTY TRUSTEE

     The Property Trustee, for the benefit of the holders of the Trust Securities of an Aetna Trust, is authorized under each Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debt Securities and the related Junior Subordinated Debt Guarantees deposited in such Aetna Trust as trust assets, including its rights as the holder of such Junior Subordinated Debt Securities to enforce the Company's obligations under such Junior Subordinated Debt Securities and Aetna's obligations under the related Junior Subordinated Debt Guarantees upon the occurrence of an Event of Default under the Indenture (as such term is defined under "Description of the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees"; any such Event of Default, an "Indenture Event of Default"). The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities of an Aetna Trust under the related Preferred Securities Guarantees. If any Aetna Trust's failure to make distributions on the Preferred Securities of an Aetna Trust is a consequence of the Company's exercise of any right under the terms of the Junior Subordinated Debt Securities deposited in such Aetna Trust as trust assets to extend the interest payment period for such Junior Subordinated Debt Securities, the Property Trustee will have no right to enforce the payment of distributions on such Preferred Securities until a Declaration Event of Default shall have occurred. Holders of at least a majority in liquidation amount of the Preferred Securities issued by an Aetna Trust will have the right to direct the Property Trustee for that Aetna Trust with respect to certain matters under the Declaration for that Aetna Trust and the related Preferred Securities Guarantees. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantees, to the extent permitted by applicable law, any holder of Preferred Securities may institute a legal proceeding against the Company and Aetna to enforce such rights or the Preferred Securities Guarantees, as the case may be. In addition, the holders of at least 25% in aggregate liquidation amount of the outstanding Preferred Securities would have the right to directly institute proceedings for enforcement of payment to such holders of principal of, or premium, if any, or interest on the Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holders.

DISTRIBUTIONS

     Pursuant to each Declaration, distributions on the Preferred Securities of an Aetna Trust must be paid on the dates payable to the extent that the Property Trustee for that Aetna Trust has cash on hand in the applicable Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities of an Aetna Trust will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debt Securities and the related Junior Subordinated Debt Guarantees that are deposited in the Aetna Trust as trust assets. If the Company does not make interest payments on the Junior Subordinated Debt Securities, and Aetna does not make payments on the related Junior Subordinated Debt Guarantees, deposited in an Aetna Trust as trust assets, the Property Trustee will not make distributions on the Preferred Securities of such Aetna Trust. Under the Declaration, if and to the extent the Company does make interest payments on the Junior Subordinated Debt Securities, or Aetna makes such payments pursuant to the related Junior Subordinated Debt Guarantees, deposited in an Aetna Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities of such Aetna Trust on a Pro Rata Basis (as defined below). The payment of distributions on the Preferred Securities of an Aetna Trust is guaranteed by each of Aetna and the Company on a junior subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantees." A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but a Preferred Securities Guarantee covers distributions and other payments on the applicable Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities, or Aetna has made such payment pursuant to the related Junior Subordinated Debt Guarantees, deposited in the Aetna Trust as trust assets. As used in this Prospectus, the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities of an Aetna Trust according to the aggregate liquidation amount of the Trust Securities of such Aetna Trust held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities of such Aetna Trust outstanding unless, in relation to a payment, a Declaration Event of Default under the Declaration has occurred and is continuing, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities of such Aetna Trust pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities of such Aetna Trust outstanding, and only after satisfaction of all amounts owed to the holders of such Preferred Securities, to each holder of Common Securities of such Aetna Trust pro rata according to the aggregate liquidation amount of such Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all Common Securities of such Aetna Trust outstanding.

DECLARATION EVENTS OF DEFAULT

     If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debt Securities deposited in an Aetna Trust as trust assets, an Event of Default under the Declaration (a "Declaration Event of Default") of such Aetna Trust will occur and be continuing with respect to any outstanding Trust Securities of such Aetna Trust. In such event, each Declaration provides that the holders of Common Securities of such Aetna Trust will be deemed to have waived any such Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities of such Aetna Trust have been cured or waived. Until all such Declaration Events of Default with respect to the Preferred Securities of such Aetna Trust have been so cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities of such

Aetna Trust and only the holders of such Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under such Declaration and consequently under the Indenture. In the event that any Declaration Event of Default with respect to the Preferred Securities of such Aetna Trust is waived by the holders of the Preferred Securities of such Aetna Trust as provided in the Declaration, the holders of Common Securities pursuant to such Declaration have agreed that such waiver also constitutes a waiver of such Declaration Event of Default with respect to the Common Securities for all purposes under the Declaration without any further act, vote or consent of the holders of the Common Securities.

RECORD HOLDERS

     Preferred Securities will be issued in fully registered form. Each Declaration provides that the Trustees of such Aetna Trust may treat the person in whose name a certificate representing its Preferred Securities is registered on the books and records of such Aetna Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not such Aetna Trust shall have actual or other notice thereof. Unless otherwise specified in a Prospectus Supplement, Preferred Securities will be represented by a global certificate registered on the books and records of such Aetna Trust in the name of a depositary (the "Depositary") named in an accompanying Prospectus Supplement or its nominee. Under each Declaration:

          (i) such Aetna Trust and the Trustees thereof shall be entitled to deal with the Depositary (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the related Declaration, and except as set forth in the related Declaration with respect to the Property Trustee, shall have no obligation to persons owning a beneficial interest in Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by the Depositary or its nominee; and

          (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through the Depositary (or any successor depositary) and shall be limited to those established by law and agreements between such Preferred Security Beneficial Owners and the Depositary and/or its participants. With respect to Preferred Securities registered in the name of and held by the Depositary or its nominee, all notices and other communications required under each Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, the Depositary (or its successor).

     The specific terms of the depositary arrangement with respect to the Preferred Securities will be disclosed in the applicable Prospectus Supplement.

DEBTS AND OBLIGATIONS OF AN AETNA TRUST

     In each Declaration, the Company and Aetna have jointly and severally agreed to pay for all debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the applicable Aetna Trust, including the fees and expenses of its Trustees and any taxes and all costs and expenses with respect thereto, to which such Aetna Trust may become subject, except for United States withholding taxes. The foregoing obligations of the Company and Aetna under each Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company and Aetna directly against the Company and Aetna and the Company and Aetna have irrevocably waived any right or remedy to require that any such Creditor take any action against any Aetna Trust or any other person before proceeding against the Company or Aetna. The Company and Aetna have agreed in each Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

     The business address of each Aetna Trust is c/o Aetna Inc., 151 Farmington Avenue, Hartford, Connecticut 06156, telephone number (860) 273-0123.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each Aetna Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Aetna Trust authorizes the Regular Trustees of such Aetna Trust to issue on behalf of such Aetna Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of an Aetna Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such Aetna Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such Aetna Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such Aetna Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Aetna Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such Aetna Trust to the holders of Preferred Securities of such Aetna Trust upon voluntary or involuntary dissolution, winding-up or termination of such Aetna Trust, (vi) the obligation or right, if any, of such Aetna Trust to purchase or redeem Preferred Securities issued by such Aetna Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such Aetna Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such Aetna Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Aetna Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such Aetna Trust, (viii) the terms and conditions, if any, upon which the Junior Subordinated Debt Securities may be distributed to holders of Preferred Securities, (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed, and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Aetna Trust consistent with the Declaration of such Aetna Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by Aetna and the Company as and to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States Federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each Aetna Trust will issue one series of Common Securities. The Declaration of each Aetna Trust authorizes the Regular Trustees of such trust to issue on behalf of such Aetna Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by an Aetna Trust will be substantially identical to the terms of the Preferred Securities issued by such Aetna Trust and the Common Securities will rank pari passu, and payments will be made thereon on a Pro Rata Basis with the Preferred Securities except that if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by an Aetna Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of that Aetna Trust. All of the Common Securities of an Aetna Trust will be directly or indirectly owned by Aetna.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES


     Set forth below is a summary of information concerning the Preferred Securities Guarantees that will be executed and delivered by Aetna and the Company for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be separately qualified under the Trust

Indenture Act and will be held by The First National Bank of Chicago, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Preferred Securities of the applicable Aetna Trust. The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Preferred Securities Guarantees and is qualified in its entirety by reference to the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

     Pursuant to each Preferred Securities Guarantee, Aetna and the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by an Aetna Trust, the Guarantee Payments (as defined herein) (without duplication of amounts theretofore paid by such Aetna Trust), to the extent not paid by such Aetna Trust, regardless of any defense, right of set-off or counterclaim that such Aetna Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by an Aetna Trust to the extent not paid or made by such Aetna Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, and the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such Aetna Trust, but only if and to the extent that in each case the Company has made a payment to the related Property Trustee of interest or principal on the Junior Subordinated Debt Securities, or Aetna has made such payment pursuant to the related Junior Subordinated Debt Guarantees, deposited in such Aetna Trust as trust assets and
(ii) upon a voluntary or involuntary dissolution, winding-up or termination of such Aetna Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Aetna Trust has funds available therefor or (b) the amount of assets of such Aetna Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Aetna Trust. Aetna's and the Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Aetna or the Company to the holders of Preferred Securities or by causing the applicable Aetna Trust to pay such amounts to such holders.

     A Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but a Preferred Securities Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities, or Aetna has made such payment pursuant to the related Junior Subordinated Debt Guarantees, deposited in the applicable Aetna Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities, or Aetna does not make such payment pursuant to the related Junior Subordinated Debt Guarantees, deposited in the applicable Aetna Trust as trust assets, no payment obligation will arise under a Preferred Securities Guarantee, the Property Trustee will not make distributions on the Preferred Securities of such Aetna Trust and the Aetna Trust will not have funds available therefor.

     The Company's and Aetna's obligations under the Declaration for each Aetna Trust, the Preferred Securities Guarantee issued with respect to Preferred Securities issued by that Aetna Trust, the Junior Subordinated Debt Securities purchased by that Aetna Trust, the related Junior Subordinated Debt Guarantees, and the related Indenture will in the aggregate provide a full and unconditional guarantee on a subordinated basis by Aetna and the Company of payments due on the Preferred Securities issued by that Aetna Trust.

CERTAIN COVENANTS OF AETNA AND THE COMPANY

     Unless otherwise provided in the applicable Prospectus Supplement, in each Preferred Securities Guarantee, Aetna and the Company will covenant and agree that, so long as any Preferred Securities issued by the applicable Aetna Trust remain outstanding, Aetna and the Company will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under the Preferred Securities Guarantees, (ii) acquisitions of shares of Aetna's or the Company's common stock in connection with the satisfaction by Aetna or the Company, as the case may be, of its obligations under any employee benefit plan, (iii) stock repurchases in the open market, (iv) redemptions of any share purchase rights issued by Aetna or the Company or the declaration of a dividend of share purchase rights, (v) accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of Aetna or the Company as may be outstanding from time to time, in each case in accordance with the terms of such stock and (vi) stock dividends paid by Aetna or the Company or any dividends paid by the Company provided the Company is a direct or indirect wholly owned subsidiary of Aetna), if at such time (a) Aetna and the Company shall be in default with respect to their payment obligations under the related Preferred Securities Guarantee, (b) there shall have occurred and be continuing a Declaration Event of Default or (c) the Company shall have given notice of its election to defer payments of interest on the related Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing. In addition, so long as any Preferred Securities remain outstanding, Aetna has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities issued by the applicable Aetna Trust and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the related Declaration; provided that any permitted successor under the Indenture of the owner of the Common Securities may succeed to such owner's ownership of the Common Securities issued by the applicable Aetna Trust and (ii) to use reasonable efforts to cause such Aetna Trust to continue to be treated as a grantor trust for United States Federal income tax purposes except in connection with a distribution of Junior Subordinated Debt Securities.


AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable Aetna Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assignees, receivers, trustees and representatives of Aetna and the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable Aetna Trust then outstanding. Except in connection with a consolidation, merger or sale involving Aetna or the Company that is permitted under the Indenture, neither Aetna nor the Company may delegate its obligations under any Preferred Securities Guarantee.

TERMINATION OF THE PREFERRED SECURITIES GUARANTEES

     Each Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable Aetna Trust (a) upon full payment of the redemption price of all Preferred Securities of such Aetna Trust, (b) upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such Aetna Trust in exchange for all of the Preferred Securities issued by such Aetna Trust, or (c) upon full payment of the amounts payable upon liquidation of such Aetna Trust. Notwithstanding the foregoing, each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Aetna Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE PREFERRED SECURITIES GUARANTEES


     Aetna's and the Company's obligations under each Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of Aetna and the Company and will rank (i) pari passu in right of payment with Aetna's and the Company's obligations under the other Preferred Securities Guarantees and other guarantees of preferred securities of any Financing Entity (as defined), (ii) subordinate and junior in right of payment to all other liabilities of Aetna, including the Junior Subordinated Debt

Guarantees, and of the Company, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms and (iii) senior to all capital stock now or hereafter issued by Aetna or the Company and to any guarantee now or hereafter issued by Aetna or the Company in respect of any of its or their capital stock. Aetna's and the Company's obligations under each Preferred Securities Guarantee will rank pari passu with its guarantee of the preferred securities issued by Aetna Capital LLC. The Preferred Securities Guarantees will be unsecured and, because Aetna and the Company are non-operating holding companies, will be effectively subordinated to all liabilities of Aetna and Company subsidiaries, respectively. Holders of the Preferred Securities Guarantees should look only to the assets of Aetna and the Company for payment of the Guarantee Payments. Each Declaration provides that each holder of Preferred Securities issued by the applicable Aetna Trust by acceptance thereof agrees to the subordination provisions and other terms of the related Preferred Securities Guarantees.

     Each Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each Preferred Securities Guarantee will be deposited with The First National Bank of Chicago, as indenture trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable Aetna Trust. The First National Bank of Chicago shall enforce the Preferred Securities Guarantees on behalf of the holders of the Preferred Securities issued by the applicable Aetna Trust. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable Aetna Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Preferred Securities Guarantee, including the giving of directions to The First National Bank of Chicago. If The First National Bank of Chicago fails to enforce such Preferred Securities Guarantee as above provided, any holder of Preferred Securities issued by the applicable Aetna Trust may institute a legal proceeding directly against Aetna or the Company to enforce its rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable Aetna Trust or any other person or entity.

MISCELLANEOUS

     Aetna and the Company are required to file annually with The First National Bank of Chicago an officer's certificate as to Aetna's and the Company's compliance with all conditions under the Preferred Securities Guarantees.

     The First National Bank of Chicago, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Preferred Securities Guarantees and, after default with respect to a Preferred Securities Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, The First National Bank of Chicago is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES
                    AND JUNIOR SUBORDINATED DEBT GUARANTEES

     The following description sets forth certain general terms and provisions of the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply to the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees so offered will be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees.


     The Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees are to be issued under an Indenture (together with any supplemental indenture thereto, the "Indenture") to be entered into among the Company, Aetna and The First National Bank of Chicago, as Trustee. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The First National Bank of Chicago is hereinafter referred to as the "Trustee". The following summaries of certain provisions of the Junior Subordinated Debt Securities, the Junior Subordinated Debt Guarantees and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture applicable to a particular series of Junior Subordinated Debt Securities and related Junior Subordinated Debt Guarantees, including the definitions therein of certain terms. Capitalized terms not otherwise defined herein shall have the meaning given in the Indenture.


GENERAL

     The Indenture does not limit the aggregate principal amount of Junior Subordinated Debt Securities which may be issued thereunder and the Indenture provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities and the Junior Subordinated Debt Guarantees when issued will be unsecured and subordinated in right of payment to the prior payment in full of all Senior Debt (as defined herein) of the Company and Aetna, respectively, as described under "Subordination of Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees" and in the Prospectus Supplement applicable to an offering of Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees.

     Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Debt Securities offered thereby which shall set forth the following terms of the Junior Subordinated Debt Securities offered thereby: (1) the title of the Junior Subordinated Debt Securities; (2) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (3) the Person to whom any interest on such Junior Subordinated Debt Securities will be payable, if other than the Person in whose name such Junior Subordinated Debt Securities are registered on any Regular Record Date; (4) the date or dates on which the principal of such Junior Subordinated Debt Securities will be payable;
(5) the rate or rates per annum (which may be fixed or variable) at which such Junior Subordinated Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, the date or dates from which such interest will accrue and the dates on which such interest, if any, will be payable, the right, if any, of the Company to defer or extend an interest payment date and the duration of such deferral or extension (an "Extension Period") and the Regular Record Dates for such interest payment dates; (6) whether the Junior Subordinated Debt Securities will be secured; (7) the place or places where principal of (and premium, if any) and interest, if any, on such Junior Subordinated Debt Securities will be payable; (8) if applicable, the price at which, the periods within which and the terms and conditions upon which the Junior Subordinated Debt Securities may be redeemed at the option of the Company, pursuant to a sinking fund or otherwise; (9) if applicable, any obligation of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Junior Subordinated Debt Securities will be redeemed or purchased, in whole or in part; (10) the denominations in which such Junior Subordinated Debt Securities will be issuable; (11) if the amount of payments of principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities may be determined with reference to one or more indices, the manner in which such amounts will be determined; (12) the portion of the principal amount of such Junior Subordinated Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (13) whether all or any part of such Junior Subordinated Debt Securities will be issued in the form of a Global Security or Securities and, if so, the depositary for, and other terms related to, such Global Security or Securities; (14) any event or events of default applicable with respect to such Junior Subordinated Debt Securities in addition to those provided in the Indenture; (15) the relative degree to which such Junior Subordinated Debt Securities of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debt Securities in right of payment, whether such other series of Junior Subordinated Debt Securities are outstanding or not; (16) any other covenant or warranty included for the benefit of the Junior Subordinated Debt Securities in addition to (and not inconsistent with) those included in the Indenture for the benefit of Junior Subordinated Debt Securities or in lieu of any covenant or warranty included in the Indenture for the benefit of the Junior Subordinated Debt Securities of all series, or any provision that any covenant or warranty included in the Indenture for the benefit of Junior Subordinated Debt Securities of all series shall not be for the benefit of the applicable Junior Subordinated Debt Securities, or any combination of such covenant, warranty or provisions; (17) the guarantee of Aetna of the Junior Subordinated Debt Securities if other than as described herein; (18) any restriction or condition on the transferability of the Junior Subordinated Debt Securities; (19) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to such Junior Subordinated Debt Securities; and (20) any other terms of such Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees not inconsistent with the terms of the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debt Securities will not be listed on any securities exchange.

     Unless otherwise indicated in the Prospectus Supplement relating thereto, Junior Subordinated Debt Securities are to be issued as registered securities without coupons in denominations of $25 or any integral multiple of $25. No service charge will be made for any transfer or exchange of such Junior Subordinated Debt Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Junior Subordinated Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amount. United States Federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating hereto.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debt Securities, special United States Federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

     Since each of Aetna and the Company is a holding company, the rights of Aetna and the Company, respectively, and hence the right of creditors of Aetna and the Company (including the Holders of Junior Subordinated Debt Securities), to participate in any distribution of the assets of their respective subsidiaries (including in the case of Aetna, the Company and Aetna U.S. Healthcare), upon any such subsidiary's liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Aetna or the Company, as a creditor of such subsidiary, may be recognized.

     The Indenture does not contain any provision that limits the ability of the Company or Aetna to incur indebtedness or that affords Holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company or Aetna.

PAYMENT, REGISTRATION, TRANSFER AND EXCHANGE

     Unless otherwise provided in the applicable Prospectus Supplement, payments in respect of the Junior Subordinated Debt Securities will be made at the office or agency of the Company maintained for that purpose as the Company may designate from time to time, except that, at the option of the Company, interest payments, if any, on Junior Subordinated Debt Securities in registered form may be made (i) by checks mailed to the holders of Junior Subordinated Debt Securities entitled thereto at their registered addresses or

(ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Register. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Junior Subordinated Debt Securities in registered form will be made to the person in whose name such Junior Subordinated Debt Security is registered at the close of business on the Regular Record Date for such interest. Notwithstanding the foregoing, so long as the Property Trustee is the legal owner and record holder of the Junior Subordinated Debt Securities and related Junior Subordinated Debt Guarantees, the payment of the principal of and interest (including compounded interest, if any) on the Junior Subordinated Debt Securities held by the Property Trustee will be made by the Company in immediately available funds on the payment date therefor to the Property Account (as defined in the applicable Declaration) established and maintained by the Property Trustee pursuant to the Declaration. Interest payable on any Junior Subordinated Debt Security that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debt Security is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debt Security is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any interest payment date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debt Securities on such interest payment date.

     Unless otherwise provided in the applicable Prospectus Supplement, Junior Subordinated Debt Securities in registered form will be transferable or exchangeable at the agency of the Company maintained for such purpose as designated by the Company from time to time. Junior Subordinated Debt Securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith.

EVENTS OF DEFAULT AND NOTICE THEREOF


     Unless otherwise specified in the Prospectus Supplement, the following events are defined in the Indenture as "Events of Default" with respect to Junior Subordinated Debt Securities of any series: (a) failure to pay principal (including any sinking fund payment) of, or premium (if any) on, any Junior Subordinated Debt Security of that series when due whether or not payment is prohibited by the subordination provisions; (b) failure to pay interest, if any, on any Junior Subordinated Debt Security of that series when due and such failure continues for a period of 30 days; (c) failure by the Company or Aetna to perform in any material respect any other covenant in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Junior Subordinated Debt Securities other than that series) continued for a period of 90 days after written notice to the Company and Aetna; and (d) certain events of insolvency, reorganization, receivership or liquidation of the Company or Aetna.


     No Event of Default with respect to Junior Subordinated Debt Securities of a particular series shall necessarily constitute an Event of Default with respect to Junior Subordinated Debt Securities of any other series. If an Event of Default with respect to Junior Subordinated Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of at least 25% in principal amount of the Outstanding Junior Subordinated Debt Securities of that series may declare the principal amount (or, if the Junior Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Junior Subordinated Debt Securities of that series to be due and payable immediately; provided, however, that under certain circumstances the Holders of a majority in aggregate principal amount of Outstanding Junior Subordinated Debt Securities of that series may rescind or annul such declaration and its consequences.

     Reference is made to the Prospectus Supplement relating to any series of Junior Subordinated Debt Securities which are Original Issue Discount Securities for the particular provisions relating to the principal amount of such Original Issue Discount Securities due on acceleration upon the occurrence of an Event of Default and the continuation thereof.

     The Indenture provides that the Trustee may withhold notice to the Holders of the Junior Subordinated Debt Securities of any default (except in payment of principal (or premium, if any) or interest, if any) if it considers it in the interest of the Holders of the Junior Subordinated Debt Securities to do so.

     The Company and Aetna will be required to furnish to the Trustee annually a statement by certain officers of the Company as to the compliance with all conditions and covenants of the Indenture.

     The Holders of a majority in principal amount of the Outstanding Junior Subordinated Debt Securities of any series affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Junior Subordinated Debt Securities of such series, and to waive certain defaults.

     The Indenture provides that, in case an Event of Default shall occur and be continuing, the Trustee shall exercise such of its rights and powers under the Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture, at the request of any of the Holders of Junior Subordinated Debt Securities unless they shall have offered to the Trustee security or indemnity in form and substance reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

     No Holder of a Junior Subordinated Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Junior Subordinated Debt Securities of such series and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Junior Subordinated Debt Securities of the same series shall have made written request, and offered indemnity to the Trustee in form and substance reasonably satisfactory to the Trustee, to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Junior Subordinated Debt Securities of the same series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Junior Subordinated Debt Security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on such Junior Subordinated Debt Security on or after the respective due dates expressed in such Junior Subordinated Debt Security.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company, Aetna and the Trustee, with the consent of the Holders of not less than a majority of aggregate principal amount of each series of the Outstanding Junior Subordinated Debt Securities issued under the Indenture which is affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of each Holder of such Junior Subordinated Debt Security affected thereby: (1) change the Stated Maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such Junior Subordinated Debt Security; (2) reduce the principal amount of (or premium, if any) or interest, if any, on any such Junior Subordinated Debt Security or the principal amount due upon acceleration of an Original Issue Discount Security; (3) change the place or currency of payment of principal of (or premium, if any) or the interest, if any, on any such Junior Subordinated Debt Security; (4) impair the right to institute suit for the enforcement of any such payment on or with respect to any such Junior Subordinated Debt Security;
(5) reduce the percentage of Holders of Junior Subordinated Debt Securities necessary to modify or amend the Indenture; (6) modify or affect in any manner adverse to the Holders of Junior Subordinated Debt Securities the obligation of Aetna under the Junior Subordinated Debt Guarantees in respect of the due and punctual payment of the principal of (and premium, if any) or interest on the Junior Subordinated Debt Securities; (7) modify the subordination provisions in a manner adverse to the holders of the Junior Subordinated Debt Securities or
(8) modify the foregoing requirements or reduce the percentage of

Outstanding Junior Subordinated Debt Securities necessary to waive compliance with certain provisions of the Indenture or for waiver of certain defaults.

     The holders of at least a majority of the aggregate principal amount of the Outstanding Junior Subordinated Debt Securities of any series may, on behalf of all Holders of that series, waive compliance by the Company and Aetna with certain restrictive provisions of the Indenture and waive any past default under the Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants.

DEFEASANCE AND COVENANT DEFEASANCE


     The Indenture provides that the Company and Aetna, at the Company's option,
(A) will be defeased and discharged from any and all of their respective obligations with respect to such Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees (including the provisions described under "Subordination of Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees" herein and except for the obligations to exchange or register the transfer of such Junior Subordinated Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Junior Subordinated Debt Securities, to maintain an office or agency in respect of the Junior Subordinated Debt Securities, and to hold monies for payments in trust) ("defeasance"), or (B) will be released from their respective obligations under the Indenture concerning the restrictions described under "Certain Covenants of the Company and Aetna" and "Consolidation, Merger and Sale of Assets" and any other covenants applicable to such Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees (including the provisions described under "Subordination of Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees" herein) which are subject to covenant defeasance ("covenant defeasance"), and the occurrence of an event described and notice thereof in clause (c) under "Events of Default and Notice Thereof" (with respect to covenants subject to covenant defeasance) shall no longer be an Event of Default, in each case, upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such Junior Subordinated Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. Such a trust may only be established if, among other things, (i) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Junior Subordinated Debt Securities will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, (ii) no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the Indenture shall have occurred and be continuing on the date of such deposit (or, with respect to any event specified in clause (d) under "Events of Default and Notice Thereof", at any time on or prior to the 90th day after the date of such deposit) and (iii) (x) no default in the payment of principal of (or premium, if any) or interest, if any, on any Senior Debt of the Company or Aetna beyond any applicable grace period shall have occurred and be continuing, or (y) no other default with respect to any Senior Debt of the Company or Aetna shall have occurred and be continuing and shall have resulted in the acceleration of such Senior Debt. If the Company establishes such a trust, it shall be permitted at the date of establishment to extend the interest payment period for only one Extension Period (including any Extension Period outstanding at the date of such establishment).


     The Company may exercise its defeasance option with respect to such Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its defeasance option, payment of such Junior Subordinated Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of such Junior Subordinated Debt Securities may not be accelerated by reference to the covenants noted under clause (B) above. In the event the Company and Aetna omit to comply with their remaining obligations with respect to such Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees under the Indenture after the exercise by the Company of its covenant defeasance option and such Junior Subordinated Debt Securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the Junior Subordinated Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company and Aetna will remain liable in respect of such payments.



CERTAIN COVENANTS OF THE COMPANY AND AETNA



     Unless otherwise provided in the applicable Prospectus Supplement, if Junior Subordinated Debt Securities are issued to an Aetna Trust in connection with the issuance of Trust Securities by such Aetna Trust, in the Indenture, the Company and Aetna will covenant and agree that, so long as any of such Junior Subordinated Debt Securities remain outstanding, the Company and Aetna will not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing (other than (i) payments under the Preferred Securities Guarantees, (ii) acquisitions of shares of the Company's or Aetna's common stock in connection with the satisfaction by the Company or Aetna, as the case may be, of its obligations under any employee benefit plan, (iii) stock repurchases in the open market, (iv) redemptions of any share purchase rights issued by the Company or Aetna or the declaration of a dividend of share purchase rights, (v) accrued dividends (and cash in lieu of fractional shares) upon the conversion of any preferred stock of the Company or Aetna as may be outstanding from time to time, in each case in accordance with the terms of such stock and (vi) stock dividends paid by the Company or Aetna or any dividends paid by the Company provided the Company is a direct or indirect wholly owned subsidiary of Aetna), if at such time (a) the Company and Aetna shall be in default with respect to their payment obligations under the related Preferred Securities Guarantee, (b) there shall have occurred and be continuing an Event of Default or (c) the Company shall have given notice of its election to defer payments of interest on the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing.


CONSOLIDATION, MERGER AND SALE OF ASSETS; ASSUMPTION BY AETNA OR SUBSIDIARY OF COMPANY OBLIGATIONS

     Neither the Company nor Aetna may consolidate with or merge into any other Person or sell its property and assets as, or substantially as, an entirety to any Person and neither the Company nor Aetna may permit any Person to merge into or consolidate with the Company or Aetna, as the case may be, unless (i) the Company or Aetna, as the case may be, will be the resulting or surviving entity or any successor or purchaser is a corporation, partnership or trust organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes the Company's and Aetna's obligations under the Junior Subordinated Debt Securities or the Junior Subordinated Debt Guarantees, as applicable, under a supplemental Indenture, (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing, and (iii) certain other conditions are met.

     Aetna or any Subsidiary of Aetna may, where permitted by law, assume the obligations of the Company for the due and punctual payment of the principal of (premium, if any) and interest on and any other payments with respect to the Junior Subordinated Debt Securities of any series and the performance of every covenant of the Indenture and the Junior Subordinated Debt Securities on the part of Company to be performed or observed if (i) Aetna or such Subsidiary, as the case may be, shall expressly assume such obligations by a supplemental indenture, in form reasonably satisfactory to the Trustee, and, if such Subsidiary assumed such obligations, Aetna shall, by such supplemental indenture, confirm that its Junior Subordinated Debt Guarantees with respect to the Junior Subordinated Debt Securities of such series shall apply to such Subsidiary's obligations under the Junior Subordinated Debt Securities of such series and the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and
(iii) certain other conditions are met.

SUBORDINATION OF JUNIOR SUBORDINATED DEBT SECURITIES AND JUNIOR SUBORDINATED DEBT GUARANTEES

     Unless otherwise indicated in the Prospectus Supplement, the following provisions will apply to the Junior Subordinated Debt Securities and Junior Subordinated Debt Guarantees.

     The Junior Subordinated Debt Securities will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt of the Company, and the Junior Subordinated Debt Guarantees will, to the extent set for in the Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt of Aetna. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company or Aetna, as the case may be, the holders of Senior Debt of the Company or Aetna, as the case may be, will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of the Company or Aetna, as the case may be, before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debt Securities.

     By reason of such subordination, in the event of liquidation or insolvency,
(i) creditors of the Company who are not holders of Senior Debt of the Company or Junior Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt of the Company and may recover more, ratably, than the holders of the Junior Subordinated Debt Securities and (ii) creditors of Aetna who are not holders of Senior Debt of Aetna or Junior Subordinated Debt Securities may recover less, ratably, than holders of Senior Debt of Aetna and may recover more, ratably, than holders of Junior Subordinated Debt Securities.

     In the event of the acceleration of the maturity of any Junior Subordinated Debt Securities, the holders of all Senior Debt of the Company and Aetna outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the Holders of Junior Subordinated Debt Securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debt Securities or the Junior Subordinated Debt Guarantees.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debt Securities may be made if there shall have occurred and be continuing a default in the payment of principal of (or premium, if any) or interest on Senior Debt of the Company or Aetna, or an event of default with respect to any Senior Debt of the Company or Aetna, resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means with respect to any Person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such Person, whether incurred on or prior to the date of the Indenture or thereafter incurred (including, without limitation indebtedness or guarantees in respect thereof issued or to be issued under the Indenture dated as of July 1, 1996 among the Company, Aetna and State Street Bank and Trust Company of Connecticut, National Association, as trustee, providing for the issuance of subordinated debt securities of the Company and guarantees of Aetna in respect thereof), unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debt Securities in the case of the Company, or the Junior

Subordinated Debt Guarantees, in the case of Aetna, or to other Debt of such Person which is pari passu with, or subordinated to the Junior Subordinated Debt Securities in the case of the Company, or the Junior Subordinated Debt Guarantees, in the case of Aetna; provided, however, that Senior Debt shall be deemed not to include (i) in the case of the Company, the Junior Subordinated Debt Securities and (ii) in the case of Aetna, the Junior Subordinated Debt Guarantees and provided, further, that Senior Debt shall not include any other debt securities or guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with the Company or Aetna which is a financing vehicle of the Company or Aetna ("Financing Entity") in connection with the issuance of preferred securities of such Financing Entity, including, without limitation indebtedness of the Company and Aetna's guarantee in respect thereof issued to Aetna Capital L.L.C. pursuant to that certain Indenture dated as of November 1, 1994 between the Company and The First National Bank of Chicago, as trustee, as amended by the First Indenture Supplement dated August 1, 1996 among the Company, Aetna and The First National Bank of Chicago, as trustee.

     The Indenture does not limit or prohibit the incurrence of additional Senior Debt of the Company or Aetna, which may include indebtedness that is senior to the Junior Subordinated Debt Securities and the Junior Subordinated Debt Guarantees, but subordinate to other obligations of the Company or Aetna, respectively. The Company expects from time to time to incur additional indebtedness constituting Senior Debt. At March 31, 1998, each of the Company and Aetna had $2.2 billion aggregate principal amount of Senior Debt outstanding, no Junior Subordinated Debt Securities or Junior Subordinated Debt Guarantees outstanding and $348 million of indebtedness ranking pari passu in right of payment to the Junior Subordinated Debt Securities and the Junior Subordinated Debt Guarantees. All such Debt of Aetna consists of guarantees of Debt of the Company.

     The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debt Securities or the Junior Subordinated Debt Guarantees with respect thereto, may be changed prior to such issuance. Any such change would be described in the Prospectus Supplement relating to such Junior Subordinated Debt Securities.

VOTING RIGHTS

     The holders of the Junior Subordinated Debt Securities will have no voting rights.

GLOBAL SECURITIES

     The Junior Subordinated Debt Securities of a series may be issued in the form of one or more Global Securities that will be deposited with a Depositary or its nominee. In such a case, one or more Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of Outstanding Junior Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee for such Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security and a description of the Depositary will be contained in the applicable Prospectus Supplement.

THE TRUSTEE

     The Indenture contains limitations on the right of the Trustee, as a creditor of the Company and Aetna, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under the Indenture it is a creditor of the Company or Aetna.

     The Trustee or its affiliates act as depositary for funds of, make loans to and perform other services for, or may be a customer of, the Company and Aetna in the ordinary course of business.

GOVERNING LAW

     The Indenture is governed by and shall be construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

                              PLAN OF DISTRIBUTION

     The Company may sell Junior Subordinated Debt Securities and the Aetna Trusts may sell Preferred Securities to one or more underwriters for public offering and sale by them or may sell Junior Subordinated Debt Securities or Preferred Securities to investors or other persons directly or through agents. The Company may sell Junior Subordinated Debt Securities and the Aetna Trusts may sell Preferred Securities as soon as practicable after effectiveness of the Registration Statement, provided that favorable market conditions exist. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in an applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, or at prices related to prevailing market prices or at negotiated prices. The Company or the applicable Aetna Trust also may, from time to time, authorize firms acting as the Company's or such Trust's agents to offer and sell the Junior Subordinated Debt Securities or Preferred Securities upon the terms and conditions as shall be set forth in any Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company or the applicable Aetna Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company or the Aetna Trusts to underwriters or agents in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with the Company, Aetna and the applicable Aetna Trust, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, or be customers of, the Company, Aetna and the Aetna Trusts in the ordinary course of business.

     If so indicated in an applicable Prospectus Supplement, the Company or the applicable Aetna Trust will authorize dealers acting as the Company's or such Trust's agents to solicit offers by certain institutions to purchase Offered Securities from the Company or the applicable Aetna Trust, as the case may be, at the public offering price set forth in such Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount specified in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except that (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Offered Securities are being sold to underwriters, the Company or the applicable Aetna Trust, as the case may be, shall have sold to such underwriters such amount specified in the applicable Prospectus Supplement. Agents and underwriters will have no responsibility in respect of the delivery or performance of Contracts.

     The Offered Securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurances can be given that there will be a market for the Offered Securities.

                           VALIDITY OF THE SECURITIES

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Junior Subordinated Debt Securities, the Junior Subordinated Debt Guarantees and the Preferred Securities Guarantees offered hereby will be passed upon for the Company and Aetna by Thomas J. Calvocoressi, counsel to the Company and Aetna, and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017. Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Aetna Trusts, the Company and Aetna by Richards, Layton & Finger, P.A., Wilmington, Delaware 19899, special Delaware counsel to the Aetna Trusts, the Company and Aetna. Certain legal matters in connection with the Offered Securities will be passed upon for any agents or underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Davis Polk & Wardwell and Sullivan & Cromwell will rely upon the opinions of Thomas J. Calvocoressi and Richards, Layton & Finger, P.A. as to certain matters governed by Connecticut law or Delaware law, respectively. As of March 31, 1998, Thomas J. Calvocoressi beneficially owned 2,701 shares, and had options to purchase 46,704 shares, of Aetna's Common Stock.

                                    EXPERTS

     The consolidated financial statements and schedules of Aetna and its subsidiaries (including the Company) as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997 which are incorporated by reference in Aetna's Annual Report on Form 10-K for the year ended December 31, 1997, have been incorporated by reference in this Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Aetna incorporated by reference in this Prospectus and of Aetna to be incorporated by reference in this Prospectus, the independent certified public accountants have reported and may report that they applied limited procedures in accordance with professional standards for a review of such information. However, any separate report included in Aetna's Quarterly Reports on Form 10-Q and incorporated by reference herein states and will state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on any report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for any report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                                 ERISA MATTERS

     Aetna and the Company and certain of their affiliates, including Aetna Life Insurance Company, Aetna Life Insurance and Annuity Company and Aetna U.S. Healthcare, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if Offered Securities are acquired by a pension or other employee benefit plan with respect to which Aetna, the Company or any of their affiliates is a service provider, unless such Offered Securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the Offered Securities should consult with its legal counsel.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. Except for the SEC Registration Fee, all amounts shown are estimates.


SEC Registration Fee........................................  $  324,500
Accounting Fees and Expenses................................     120,000
Legal Fees and Expenses.....................................     200,000
Blue Sky Fees and Expenses..................................      75,000
Printing and Engraving Expenses.............................      80,000
Trustee's Fees and Expenses.................................      27,500
Rating Agency Fees..........................................     500,000
Miscellaneous...............................................      22,500
                                                              ----------
          Total.............................................  $1,349,500
                                                              ==========



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Aetna and the Company are Connecticut corporations. Section 33-771(e) of the Connecticut General Statutes ("C.G.S.") provides for indemnification of directors and Section 33-776(d) provides for indemnification of officers, employees and agents of Connecticut corporations.

     These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall indemnify their officers, directors, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding). In the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party. The corporation's obligation to provide such indemnification does not apply unless (1) the individual has met the standard of conduct set forth in Section 33-171; and (2) a determination is made (by majority vote of a quorum of the board of directors who were not parties to the proceeding, or if a quorum cannot be obtained, by a committee of the board selected as described in
Section 33-775(b)(1); by special legal counsel selected by the board of directors or members thereof as described in Section 33-775(b)(2); or by shareholders) that the individual met the standard set forth in Section 33-771; or (3) the court, upon application by the individual, determines in view of all the circumstances that such person is reasonably entitled to be indemnified.
Section 33-772 and Section 33-776(c) provide, respectively, that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding, and that an officer, employee or agent of a corporation who is not a director is entitled to mandatory indemnification under
Section 33-772, and may apply to a court under Section 33-774, for indemnification or advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those sections. Also, under Section 33-779, a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the Connecticut General Statutes, as amended.

     The statute authorizes a corporation to procure indemnification insurance on behalf of an individual who is or was a director, officer, employer or agent of the corporation. Consistent with the statute, Aetna has procured insurance coverage from several carriers for directors and officers of Aetna and its subsidiaries which supplements the indemnification rights provided to those individuals by the C.G.S.

     Unlike the statute, these policies do not require an after-the-fact determination of good faith in order for the insured director or officer to receive the benefits provided under the policies nor do they require affirmative judicial or corporate action as a prerequisite to the insurance company's duty to defend (and pay for the defense of) the insured director or officer under the policies. Furthermore, the insurance policies cover or will cover directors and officers for any acts not specifically excluded for which the director or officer is not eligible for indemnification under C.G.S. Section 33-771 and 33-776 to the extent such coverage does not violate public policy.

     As permitted under Connecticut law, Aetna's and the Company's Certificates of Incorporation limit the personal liability of directors for monetary damages to Aetna and the Company and their respective shareholders for a breach of their fiduciary duty as directors to the amount of their compensation for serving Aetna or the Company as directors during the year of the violation. These provisions do not eliminate the liability of a director if such breach (i) involved a knowing and culpable violation of law by the director, (ii) enabled the director or an associate (as defined) to receive an improper personal gain,
(iii) showed a lack of good faith and a conscious disregard for the duty of the director to Aetna or the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to Aetna or the Company, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to Aetna or the Company or (v) created liability under C.G.S.
Section 33-757 (relating to the distribution of assets of Aetna or the Company, whether by dividend, purchase or redemption of shares or otherwise, in violation of the Connecticut corporation law).

     Reference is made to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement for certain provisions relating to the indemnification of directors and officers of Aetna and the Company against certain liabilities, including liabilities under the Securities Act.

     The Aetna Capital Trust I, II, III and IV are Delaware business trusts. Each Declaration will provide for the Company and Aetna to indemnify the Trustees of the relevant Trust, to the fullest extent permitted by applicable law.

ITEM 16.  EXHIBITS.


  EXHIBIT NO.                           DESCRIPTION
  -----------                           -----------
      1.1       Form of Underwriting Agreement relating to the Debt
                Securities
      1.2       Form of Underwriting Agreement relating to the Preferred
                Securities*
      4.1       Senior Indenture, dated as of July 1, 1996, among the
                Company, Aetna and State Street Bank and Trust Company of
                Connecticut, National Association, as Trustee (including the forms of the Senior Debt Securities and Senior Debt
                Guarantees) (incorporated herein by reference to Exhibit 4.1 of Aetna's Quarterly Report on Form 10-Q filed on October
                25, 1996).
      4.2       Form of Subordinated Indenture, dated as of July 1, 1996,
                among the Company, Aetna and State Street Bank and Trust
                Company of Connecticut, National Association, as Trustee
                (including the forms of the Subordinated Debt Securities and
                Subordinated Debt Guarantees)
      4.3       Form of Junior Subordinated Indenture among the Company,
                Aetna and The First National Bank of Chicago, as Trustee
      4.3.1     Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and
                Preferred Securities (including the forms of the Junior
                Subordinated Debt Securities and Junior Subordinated Debt
                Guarantees)
      4.4       Declaration of Trust of Aetna Capital Trust I+
      4.5       Declaration of Trust of Aetna Capital Trust II+
      4.6       Declaration of Trust of Aetna Capital Trust III+
      4.7       Declaration of Trust of Aetna Capital Trust IV+
      4.8       Certificate of Trust of Aetna Capital Trust I+
      4.9       Certificate of Trust of Aetna Capital Trust II+
      4.10      Certificate of Trust of Aetna Capital Trust III+
      4.11      Certificate of Trust of Aetna Capital Trust IV+
      4.12      Form of Amended and Restated Declaration of Trust for each of Aetna Capital Trust I, II, III, and IV (including the
                form of Preferred Securities)
      4.13      Form of Guarantee Agreement among the Company, Aetna and The
                First National Bank of Chicago, as Trustee, with respect to each of Aetna Capital Trust I, II, III and IV's Preferred
                Securities
      5.1       Opinion of Thomas J. Calvocoressi, General Counsel to the
                Company and Aetna
      5.2       Opinion of Davis Polk & Wardwell
      5.3       Opinion of Richards, Layton & Finger, P.A.
     12.1       Computation of Ratios of Earnings to Fixed Charges
                (incorporated herein by reference to Exhibit 12 of Aetna's
                Quarterly Report on Form 10Q filed on May 6, 1998)
     23.1       Consent of Thomas J. Calvocoressi (contained in Exhibit 5.1)
     23.2       Consent of Davis Polk & Wardwell (contained in Exhibit 5.2)
     23.3       Consent of Richards, Layton & Finger, P.A. (contained in
                Exhibit 5.3)
     23.4       Consent of KPMG Peat Marwick LLP
     23.5       Letter of KPMG Peat Marwick LLP regarding Unaudited Interim
                Financial Information+
     24.1       Powers of Attorney for the Company
     24.2       Powers of Attorney for Aetna
     24.3       Powers of Attorneys for the Company, as sponsor, to sign the
                Registration Statement on behalf of Aetna Capital Trust I,
                II, III and IV (included in Exhibits 4.4, 4.5, 4.6 and 4.7, respectively)
     25.1       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of State Street Bank and Trust Company of
                Connecticut, National Association, as Trustee, under the
                Senior Indenture+
     25.2       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of State Street Bank and Trust Company of
                Connecticut, National Association, as Trustee, under the
                Subordinated Indenture+

  EXHIBIT NO.                           DESCRIPTION
  -----------                           -----------
     25.3       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Junior Subordinated Indenture+
     25.4       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust I+
     25.5       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust II+
     25.6       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust III+
     25.7       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust IV+
     25.8       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust I+
     25.9       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust II+
     25.10      Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust III+
     25.11      Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust IV+


---------------

* Indicates document to be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference.



+ Indicates document previously filed.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

Commission by Aetna or the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Aetna's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (6) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide public offering thereof.

     (7) Insofar as indemnification (other than pursuant to the insurance described in Item 15 above) for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Aetna Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on June 16, 1998.


                                          AETNA SERVICES, INC.


                                          By:   /s/ ALFRED P. QUIRK, JR.


                                            ------------------------------------

                                            Name: Alfred P. Quirk, Jr.


                                              Title: Vice President Finance



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following directors and officers of Aetna Services, Inc. in the capacities indicated on June 16, 1998.



                      SIGNATURE                                             TITLE
                      ---------                                             -----
                          *                              Chief Executive Officer, President and
-----------------------------------------------------      Director (Principal Executive Officer and
                  Richard L. Huber                         Principal Financial Officer)

                          *                              Director
-----------------------------------------------------
                   Timothy A. Holt

                          *                              Director, Vice President and Corporate
-----------------------------------------------------      Controller (Controller and Principal
                   Alan M. Bennett                         Accounting Officer)

            *By: /s/ ALFRED P. QUIRK, JR.
  -------------------------------------------------
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Aetna Inc. has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on June 16, 1998.


                                          AETNA INC.


                                          By:   /s/ ALFRED P. QUIRK, JR.


                                            ------------------------------------

                                            Name: Alfred P. Quirk, Jr.


                                            Title: Vice President, Finance



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following directors and officers of Aetna Inc. in the capacities indicated on June 16, 1998.



                      SIGNATURE                                              TITLE
                      ---------                                              -----

                          *                              Chairman, Chief Executive Officer, President
-----------------------------------------------------      and Director (Principal Executive Officer
                  Richard L. Huber                         and Principal Financial Officer)

                          *                              Director
-----------------------------------------------------
                  Leonard Abramson

                          *                              Director
-----------------------------------------------------
                   Betsy Z. Cohen

                                                         Director
-----------------------------------------------------
                William H. Donaldson

                          *                              Director
-----------------------------------------------------
              Barbara Hackman Franklin

                          *                              Director
-----------------------------------------------------
                  Jerome S. Goodman

                          *                              Director
-----------------------------------------------------
                   Earl G. Graves

                                                         Director
-----------------------------------------------------
                  Gerald Greenwald

                          *                              Director
-----------------------------------------------------
                  Ellen M. Hancock

                          *                              Director
-----------------------------------------------------
                  Michael H. Jordan

                          *                              Director
-----------------------------------------------------
                   Jack D. Kuehler

                      SIGNATURE                                              TITLE
                      ---------                                              -----
                          *                              Director
-----------------------------------------------------
                Frank R. O'Keefe, Jr.

                                                         Director
-----------------------------------------------------
                    Judith Rodin

                          *                              Vice President and Corporate Controller
-----------------------------------------------------      (Controller and Principal Accounting
                   Alan M. Bennett                         Officer)

            By: /s/ ALFRED P. QUIRK, JR.
  -------------------------------------------------
                  Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Aetna Capital Trust I, Aetna Capital Trust II, Aetna Capital Trust III and Aetna Capital Trust IV each certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on June 16, 1998.


                                          AETNA CAPITAL TRUST I

                                          By: Aetna Services, Inc.,
                                              as Sponsor


                                          By:   /s/ ALFRED P. QUIRK, JR.


                                            ------------------------------------

                                            Name: Alfred P. Quirk, Jr.


                                              Title: Vice President Finance



                                          AETNA CAPITAL TRUST II


                                          By: Aetna Services, Inc.,
                                              as Sponsor


                                          By:   /s/ ALFRED P. QUIRK, JR.


                                            ------------------------------------

                                            Name: Alfred P. Quirk, Jr.


                                              Title: Vice President Finance



                                          AETNA CAPITAL TRUST III


                                          By: Aetna Services, Inc.,
                                              as Sponsor


                                          By:   /s/ ALFRED P. QUIRK, JR.


                                            ------------------------------------

                                            Name: Alfred P. Quirk, Jr.


                                              Title: Vice President Finance



                                          AETNA CAPITAL TRUST IV


                                          By: Aetna Services, Inc.,
                                              as Sponsor


                                          By:   /s/ ALFRED P. QUIRK, JR.


                                            ------------------------------------

                                            Name: Alfred P. Quirk, Jr.


                                              Title: Vice President Finance

                                 EXHIBIT INDEX



  EXHIBIT NO.                           DESCRIPTION                           PAGE NO.
  -----------                           -----------                           --------
      1.1       Form of Underwriting Agreement relating to the Debt
                Securities..................................................
      1.2       Form of Underwriting Agreement relating to the Preferred
                Securities*.................................................
      4.1       Senior Indenture, dated as of July 1, 1996, among the
                Company, Aetna and State Street Bank and Trust Company of
                Connecticut, National Association, as Trustee (including the forms of the Senior Debt Securities and Senior Debt
                Guarantees) (incorporated herein by reference to Exhibit 4.1 of Aetna's Quarterly Report on Form 10-Q filed on October
                25, 1996)...................................................
      4.2       Form of Subordinated Indenture, dated as of July 1, 1996,
                among the Company, Aetna and State Street Bank and Trust
                Company of Connecticut, National Association, as Trustee
                (including the forms of the Subordinated Debt Securities and
                Subordinated Debt Guarantees)...............................
      4.3       Form of Junior Subordinated Indenture among the Company,
                Aetna and The First National Bank of Chicago, as Trustee....
      4.3.1     Form of Supplemental Indenture to be used in connection with issuance of Junior Subordinated Debt Securities and
                Preferred Securities (including the forms of the Junior
                Subordinated Debt Securities and Junior Subordinated Debt
                Guarantees).................................................
      4.4       Declaration of Trust of Aetna Capital Trust I+..............
      4.5       Declaration of Trust of Aetna Capital Trust II+.............
      4.6       Declaration of Trust of Aetna Capital Trust III+............
      4.7       Declaration of Trust of Aetna Capital Trust IV+.............
      4.8       Certificate of Trust of Aetna Capital Trust I+..............
      4.9       Certificate of Trust of Aetna Capital Trust II+.............
      4.10      Certificate of Trust of Aetna Capital Trust III+............
      4.11      Certificate of Trust of Aetna Capital Trust IV+.............
      4.12      Form of Amended and Restated Declaration of Trust for each of Aetna Capital Trust I, II, III, and IV (including the
                form of Preferred Securities)...............................
      4.13      Form of Guarantee Agreement among the Company, Aetna and The
                First National Bank of Chicago, as Trustee, with respect to each of Aetna Capital Trust I, II, III and IV's Preferred
                Securities..................................................
      5.1       Opinion of Thomas J. Calvocoressi, General Counsel to the
                Company and Aetna...........................................
      5.2       Opinion of Davis Polk & Wardwell............................
      5.3       Opinion of Richards, Layton & Finger, P.A. .................
     12.1       Computation of Ratios of Earnings to Fixed Charges
                (incorporated herein by reference to Exhibit 12 of Aetna's
                Quarterly Report on Form 10Q filed on May 6, 1998)..........
     23.1       Consent of Thomas J. Calvocoressi (contained in Exhibit
                5.1)........................................................
     23.2       Consent of Davis Polk & Wardwell (contained in Exhibit
                5.2)........................................................
     23.3       Consent of Richards, Layton & Finger, P.A. (contained in
                Exhibit 5.3)................................................
     23.4       Consent of KPMG Peat Marwick LLP............................
     23.5       Letter of KPMG Peat Marwick LLP regarding Unaudited Interim
                Financial Information+......................................
     24.1       Powers of Attorney for the Company..........................
     24.2       Powers of Attorney for Aetna................................
     24.3       Powers of Attorneys for the Company, as sponsor, to sign the
                Registration Statement on behalf of Aetna Capital Trust I,
                II, III and IV (included in Exhibits 4.4, 4.5, 4.6 and 4.7, respectively)...............................................

  EXHIBIT NO.                           DESCRIPTION                           PAGE NO.
  -----------                           -----------                           --------
     25.1       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of State Street Bank and Trust Company of
                Connecticut, National Association, as Trustee, under the
                Senior Indenture+...........................................
     25.2       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of State Street Bank and Trust Company of
                Connecticut, National Association, as Trustee, under the
                Subordinated Indenture+.....................................
     25.3       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Junior Subordinated Indenture+...........
     25.4       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust I+..............
     25.5       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust II+.............
     25.6       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust III+............
     25.7       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, with respect to the Amended and Restated
                Declaration of Trust of Aetna Capital Trust IV+.............
     25.8       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust I+......................................
     25.9       Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust II+.....................................
     25.10      Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust III+....................................
     25.11      Statement of Eligibility under the Trust Indenture Act of
                1939, as amended, of The First National Bank of Chicago, as
                Trustee, under the Preferred Securities Guarantee of Aetna and the Company with respect to the Preferred Securities of
                Aetna Capital Trust IV+.....................................


---------------

* Indicates document to be filed as an exhibit to a subsequent Current Report on Form 8-K and incorporated herein by reference.



+ Indicates document previously filed.